UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2011

FIRST GUARANTY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Louisiana	000-52748	26-0513559
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 East Thomas Street, Hammond, Louisiana		70401
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:                                                                                     (985) 345-7685

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2011, First Guaranty Bancshares, Inc. (“First Guaranty Bancshares”), its wholly owned subsidiary, First Guaranty Bank, and First Guaranty Merger Subsidiary, Inc. entered into an amendment to the Agreement and Plan of Merger (the “Merger Agreement”) with Greensburg Bancshares, Inc. and its wholly-owned subsidiary, Bank of Greensburg.  The amendment related solely to extending the termination date to July 8, 2011 from June 30, 2011.  There were no other changes made to the Merger Agreement, dated October 22, 2010.  First Guaranty Bancshares has received all necessary regulatory and shareholder approvals to complete the merger, and expects to complete the merger no later than July 8, 2011.

A copy of the amendment to the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

     (d)  Exhibits.

Exhibit No.                      Description

2.1
First Amendment to Agreement and Plan of Merger by and among First Guaranty Bancshares, Inc., First Guaranty Merger Subsidiary, Inc., First Guaranty Bank, Greensburg Bancshares, Inc., and Bank of Greensburg, dated June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.

DATE: June 24, 2011	By: /s/ Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description

2.1
First Amendment to Agreement and Plan of Merger by and among First Guaranty Bancshares, Inc., First Guaranty Merger Subsidiary, Inc., First Guaranty Bank, Greensburg Bancshares, Inc., and Bank of Greensburg dated June 23, 2011.